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                                                                    EXHIBIT 10.5

                            FORRESTER RESEARCH, INC.

                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


         1.   PURPOSE

         The purpose of this 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of Forrester Research, Inc. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through the awarding of options ("Options") to purchase shares of the Company's common stock (the "Stock").


         2.  ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant Options in accordance with the Plan to such directors as are eligible to receive Options;
(b) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.


         3.  EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, subject to approval by the shareholders of the Company. No Option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.


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         4.  SHARES SUBJECT TO THE PLAN

         (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of Options granted under the Plan shall be 150,000. If any Option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such Option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

         (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

         (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to Options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.


         5.  ELIGIBILITY FOR OPTIONS

         Directors eligible to receive Options under the Plan ("Eligible Directors") shall be those directors who are not employees of the Company or of any subsidiary of the Company.


         6.  TERMS AND CONDITIONS OF OPTIONS

         (a)  Formula Options.

         On the date that the Company first files a registration statement under the Securities Act of 1933 covering shares of Stock, each person who has agreed to serve as a director and who, upon commencing such service, would be an Eligible Director shall be awarded on such date an Option covering 6,000 shares of Stock. Each Eligible Director elected for the first time thereafter shall also be awarded on the date of his or her first election an Option covering 6,000 shares of Stock. In addition, immediately



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following the annual meeting of shareholders, each Eligible Director shall be awarded an Option covering 4,000 shares of Stock. The Options awarded under this paragraph (a) are referred to as "Formula Options."

         (b) Discretionary Options. The Committee shall also have the authority under this Plan to award Options to purchase Stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan as it shall determine at the time of the award. The Options awarded under this paragraph (b) are referred to herein as "Discretionary Options."

         (c) Exercise Price. The exercise price of each Formula Option shall be
(i) in the case of Options granted prior to the Company's initial public offering, the low end of the estimated price range reflected in the registration statement and (ii) 100% of the fair market value per share of the Stock at the time the Option is granted. The exercise price of each Discretionary Options shall be set by the Committee. In no event, however, shall the Option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, the fair market value of a share of Stock will be the mean between the high and low sale prices as reported on the principal market on which the Stock is traded or, if no sales are reported, the fair market value as determined in good faith by the Committee.

         (d) Duration of Options. The latest date on which an Option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the Option was granted.

         (e)  Exercise of Options.

         (1) Each Formula Option shall become exercisable as to one third of the shares covered thereby on each anniversary of the date of the grant; provided, however, that the initial Formula Option for 6,000 shares shall become exercisable as to one third of the shares on the date of the award (or on the date of Company's initial public offering in the case of such options granted prior to the Company's initial public offering) and as to one third of the shares on each of the next two anniversaries of that date. Each Discretionary Option shall become exercisable at such time or times as the Committee shall determine.

         (2) Any exercise of an Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised.



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         (3)      If an Option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Option.

         (f) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the terms of the Option, (A) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (C) by delivery of a promissory note of the Option holder to the Company, such note to be payable on such terms as are specified or (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (E) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the Option holder.

         An Option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

         The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certifi cates evidencing such Stock bear an appropriate legend restricting transfer.


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         (g) Nontransferability of Options. Except as the Committee shall otherwise provide, no Option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an Option may be exercised only by him or her.

         (h) Death. Except as the Committee shall otherwise provided, upon the death of any director granted Options under this Plan, all Options not then exercisable shall terminate. All Options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director's death (subject, however, to the limitations of Section 6(d) regarding the maximum exercise period for such Option). After completion of that one-year period, such Options shall terminate to the extent not previously exercised.

         (i) Other Termination of Status of Director. Except as the Committee shall otherwise provided, if a director's service with the Company terminates for any reason other than death, all Options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(d)). After completion of that three-month period, such Options shall terminate to the extent not previously exercised, expired or terminated.

         (j) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a consolidation or merger in which the holders of Stock of the Company acquire a majority of the voting stock of the surviving corporation) or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company, all Options hereunder will terminate; provided, that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all Options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable. Notwithstanding the foregoing, in the event that a transaction covered by this Section 6(j) is a merger or consolidation intended to qualify as a pooling of interests for accounting purposes, then the acquiring or surviving corporation shall assume, or otherwise provide replacement options for, all Options outstanding under this Plan, with such adjustments to the number of shares covered by such Option and the exercise price thereof as may be necessary to reflect the exchange ratio provided for in the merger or consolidation. Such substitute options shall otherwise be on terms and conditions substantially equivalent to those set forth in this Plan, shall be immediately exercisable


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and, except as to Eligible Directors who become directors of the acquiring or surviving corporation, shall terminate on the 180th day following the consummation of the merger or consolidation. Options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed, mutatis mutandis, by the provisions of this Plan and the agreement evidencing the Option surrendered in substitution.


         7. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND EFFECTIVENESS

         Neither adoption of the Plan nor the grant of Options to a director shall affect the Company's right to grant to such director Options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.


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